                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                        A. M. CASTLE & CO.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                         A. M. CASTLE & CO.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $125.00
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Preliminary Proxy Statement
        ------------------------------------------------------------------------
     3) Filing Party:
        A.M. Castle & Co.
        ------------------------------------------------------------------------
     4) Date Filed:
        February 7, 1994  16:23
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                  March 11, 1994

Dear Castle Stockholder:

    You are cordially invited to attend A. M. Castle & Co.'s Annual Meeting of Stockholders which will be held on Thursday, April 28, 1994 at 10:00 a.m. in our offices at 3400 North Wolf Road, Franklin Park, Illinois.

    At the meeting we will report to you on current business conditions and recent developments at Castle. Members of the Board of Directors and many of our executives will be present to discuss the affairs of Castle with you.

    This year you are being asked to consider an important proposal to amend the Company's Certificate of Incorporation, authorizing the issuance of an additional 5 million shares of the Company's common stock. The Company has no present plans to issue any of the newly authorized shares if the proposal is adopted.

    The Board believes that the proposed amendment to the Company's Certificate of Incorporation is in your best interests and those of the Company and has approved it for your consideration. The formal Notice and Proxy Statement which appear on the following pages contain details and a description of the proposed amendment. We urge you to read the description carefully and to vote for its adoption.

    Whether or not you attend our Annual Meeting, it is important that you sign, date and return your Proxy as soon as possible. If you do attend the meeting and wish to vote in person, your Proxy will then be revoked at your request so that you can vote personally. Therefore, I urge you to return your Proxy even if you currently plan to be with us for the meeting.

    I look forward, with other members of management, to the opportunity of meeting you on April 28th.

                                          Sincerely,

                                          /s/ Michael Simpson

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                         Franklin Park, Illinois 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                                         Franklin Park, Illinois, March 11, 1994

    NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of A. M. Castle & Co. will be held at the general offices of the Company, 3400 North Wolf Road, Franklin Park, Illinois on THURSDAY, APRIL 28, 1994, at 10 o'clock in the forenoon, Central Daylight Savings Time, for the purposes of considering and acting upon the following:

    1.  The election of eleven Directors of the Company;

    2. The adoption of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock, no par value, which the Company is authorized to issue to 15,000,000 shares from 10,000,000 shares.

    3. The ratification of the appointment of Arthur Andersen & Co. as independent public accountants for the year 1994; and

    4. The transaction of any other business which may properly come before the meeting.

    Stockholders of record at the close of business February 28, 1994, only, are entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to attend in person are urged to execute and return the accompanying Proxy in the enclosed envelope. No postage is needed if mailed in the United States.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                    JERRY M. AUFOX
                                                      SECRETARY

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                            Franklin Park, IL 60131

                               ------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 APRIL 28, 1994

                                 -------------

    The enclosed Proxy is solicited by the Board of Directors of A. M. Castle & Co. for use at the Annual Meeting. Any Proxy given pursuant to such solicitation may be revoked by the Stockholder at any time prior to the voting of the Proxy. Holders of shares of Common Stock, the only class of voting security of the Company, are entitled to one vote per share on all matters to come before the meeting. As of February 28, 1994, the record date for determining the Stockholders entitled to notice of and to vote at the meeting, there were 7,302,189 outstanding shares of Common Stock of the Company.

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company, including upon request, expenses incurred by brokerage houses and fiduciaries in forwarding Proxies and Proxy Statements to their principals. The original solicitation of Proxies by mail may be supplemented by telephone, telegraph, written and personal solicitation by Officers, Directors, and employees of the Company; however, no additional compensation will be paid to such individuals.

    The Annual Report of the Company for the fiscal year ended December 31, 1993, is enclosed with this Proxy Statement. The approximate date of mailing this Proxy Statement and the enclosed Proxy is March 11, 1994.

                      CANDIDATES FOR ELECTION AS DIRECTORS

    Eleven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Proxies received by the Board of Directors will be voted for the election of the nominees named below, unless otherwise specified. In the event any of the nominees shall unexpectedly become unavailable for election, votes will be cast pursuant to authority granted by the enclosed Proxy for such persons as may be designated by the Board of Directors. The persons elected as Directors are to serve a term of one year until the next Annual Meeting and until their successors are elected and qualified.

                 INFORMATION CONCERNING NOMINEES FOR DIRECTORS

    The following information is given for individuals who have been recommended for election by the Human Resources Committee of the Board of Directors. Set forth below is the name of each nominee, the corporation or other organization which is the principal employment of the nominee, the year in which each nominee first became a Director of the Company, the nominee's age and the committees on which each nominee serves.

- --------------------------------------------------------------------------------------------
DANIEL T. CARROLL      Director since 1982                                            Age 68
                       Chairman  and  President  of  The  Carroll  Group,  Inc.  (Management
                       Consulting Firm). Mr. Carroll is also a Director of American Woodmark
                       Corp.,  Aon  Corporation,  Comshare, Inc.,  De  Soto,  Inc., Diebold,
                       Incorporated, Michigan National Corp., Oshkosh Truck Corporation, UDC
                       Homes, Inc. Wolverine World Wide, Inc. and Woodhead Industries, Inc.
                       Member of Human Resources Committee
- --------------------------------------------------------------------------------------------
EDWARD F. CULLITON     Director since 1983                                            Age 52
                       Vice President of  Finance of  A. M. Castle  & Co.  Mr. Culliton  was
                       elected  Secretary in 1972, Treasurer in  1975, and Vice President in
                       1977.
- --------------------------------------------------------------------------------------------
WILLIAM K. HALL        Director since 1984                                            Age 50
                       President and  Chief  Executive  Officer of  Eagle  Industries,  Inc.
                       (Diversified  Manufacturing Company). Dr. Hall  is also a Director of
                       Huffy Corporation.
                       Member of Audit Committee
- --------------------------------------------------------------------------------------------
ROBERT S. HAMADA       Director since 1984                                            Age 56
                       Dean and  Edward  Eagle  Brown  Distinguished  Service  Professor  of
                       Finance  at the  Graduate School  of Business,  University of Chicago
                       since 1993.  Dr. Hamada  is  a Director  of  the National  Bureau  of
                       Economic  Research, the  Northern Trust  Corporation and  The Chicago
                       Board of Trade.
                       Chairman of Audit Committee
- --------------------------------------------------------------------------------------------
JOHN P. KELLER         Director since 1980                                            Age 54
                       President of Keller  Group, Inc. (Industrial  Manufacturing and  Coal
                       Mining  Company). Mr. Keller is also a Director of Old Kent Financial
                       Corporation, MacLean-Fogg Co. and American Appraisal Associates.
                       Member of Human Resources Committee
- --------------------------------------------------------------------------------------------
FREDERICK A. KREHBIEL  Director since 1988                                            Age 52
                       Chairman  and   Chief  Executive   Officer  of   Molex   Incorporated
                       (Electronic  Component Manufacturer). Mr. Krehbiel is also a Director
                       of  Molex  Incorporated,  Nalco  Chemical  Company,  Northern   Trust
                       Corporation, and Tellabs, Inc.
                       Chairman of Human Resources Committee
- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------
JOHN W. MCCARTER, JR.  Director since 1983                                            Age 56
                       Senior  Vice President  of Booz,  Allen &  Hamilton, Inc. (Management
                       Consulting Firm). Mr. McCarter is also a Director of W. W.  Grainger,
                       Inc. and Booz, Allen & Hamilton, Inc.
                       Member of Audit Committee
- --------------------------------------------------------------------------------------------
WILLIAM J. MCDERMOTT   Director since 1975                                            Age 66
                       Retired President of Simpson Estates, Inc. (Private Management Firm).
                       Member of Audit Committee
- --------------------------------------------------------------------------------------------
RICHARD G. MORK        Director since 1988                                            Age 58
                       President  and Chief Executive Officer of A. M. Castle & Co. Mr. Mork
                       was elected Senior Vice President in 1988, Chief Operating Officer in
                       1989 and President and Chief Executive Officer in 1990.
- --------------------------------------------------------------------------------------------
MICHAEL SIMPSON        Director since 1972                                            Age 55
                       Chairman of the Board of A. M.  Castle & Co. Mr. Simpson was  elected
                       Vice  President of  A. M. Castle  & Co.  in 1977 and  Chairman of the
                       Board in 1979.
- --------------------------------------------------------------------------------------------
RICHARD A. VIRZI       Director since 1972                                            Age 66
                       Retired President and Chief Executive Officer  of A. M. Castle &  Co.
                       Mr.  Virzi  is  also  a director  of  Woodhead  Industries,  Inc. and
                       Gottlieb Health Resources.
                       Member of Human Resources Committee
- --------------------------------------------------------------------------------------------

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors has two standing committees -- an Audit Committee, and a Human Resources Committee.

    The Audit Committee of the Board of Directors is comprised of four Directors, none of whom may be employed on a full-time basis by the Company. The Audit Committee is charged with recommending appointment of the independent auditor, consulting with the independent auditors and reviewing the results of internal audits, and the audit report of the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company as it deems necessary. The Committee meets not less than twice a year.

    The Human Resources Committee, comprised of four directors, reviews and recommends compensation with respect to the Officers of the Company and administers and directs operation of the 1989 Long Term Incentive Compensation Plan, the 1990 Restricted Stock and Stock Option Plan and other compensation benefits granted to various Officers. The Committee is also charged with making recommendations to the Board of Directors concerning institution, continuation, or discontinuation of benefit compensation plans and programs for officers and succession planning for officers and key managers. In 1992 the Committee took on the responsibilities formerly handled by the Nominating Committee. Therefore the Committee also reviews applications, interviews, and recommends nominees to the Board of Directors to be presented to Stockholders at the Annual Meeting. The Committee has established standards and criteria for the selection and nomination of candidates to the Board of

Directors and for membership on the various committees of the Board. Any Stockholder who wishes to recommend individuals for nomination to the Board of Directors is invited to do so by supplying in writing to the Human Resources Committee the name of the individual, and his or her credentials and background material for review by the Human Resources Committee.

    During the last fiscal year, the Board of Directors held its four scheduled meetings. In addition, there were two meetings of the Audit Committee and four meetings of the Human Resources Committee. All the Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of each committee on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Richard A. Virzi who retired as President and Chief Executive Officer of the Company in 1990 is a member of the Human Resources Committee. As a retired Chief Executive Officer of the Company, Mr. Virzi brings unique knowledge and perspective of the functions and duties inherent to the position of President and CEO, which assists the Committee in fulfilling its functions in establishing executive compensation.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF NOMINEES

    The following table sets forth, with respect to the Company's common stock (the only class of voting securities) the number of shares and percentage of the Common Stock of the Company owned beneficially, directly, or indirectly by each Director and nominee as of February 28, 1994:

                                                                               SHARES OF COMMON
                                                                              STOCK BENEFICIALLY   PERCENT OF
                        NAME OF NOMINEE OR DIRECTOR                                OWNED(1)           CLASS
- ---------------------------------------------------------------------------  --------------------  -----------
Daniel T. Carroll..........................................................            1,687            0.02%
Edward F. Culliton.........................................................           16,342            0.22%
William K. Hall............................................................              562            0.01%
Robert S. Hamada...........................................................              843            0.01%
John P. Keller.............................................................              675            0.01%
Frederick A. Krehbiel......................................................            1,500            0.02%
John W. McCarter, Jr.......................................................              562            0.01%
William J. McDermott.......................................................        1,052,723(2)        14.42%
Richard G. Mork............................................................           29,409            0.40%
Michael Simpson............................................................          359,336(3)         4.92%
Richard A. Virzi...........................................................           48,890(4)         0.67%

- ---------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in the table, arises from sole voting power and sole investment power, unless otherwise indicated by footnote.
(2) Includes 1,044,054 shares owned by W. B. & Co., an Illinois partnership of which Mr. McDermott is one of two general partners. W. B. & Co. has sole voting power over the shares, but no dispositive power. Also includes 560 shares held by Mr. McDermott as custodian.
(3) Includes 242,288 shares which Mr. Simpson also owns beneficially in five trusts, and 55,981 shares held by another trust in which he is one of five beneficiaries.
(4)   Includes 25,418 shares owned by the estate of Winifred Virzi.

PRINCIPAL STOCKHOLDERS

    The only persons who held of record as of February 28, 1994, or, to the knowledge of the Management, owned beneficially, more than 5% of the outstanding shares of Common Stock of the Company are the following:

                                                                                                      PERCENT OF
                                  NAME AND ADDRESS                                       SHARES(1)       CLASS
- -------------------------------------------------------------------------------------  -------------  -----------
Patrick J. Herbert, III..............................................................    1,510,015(2)     20.68%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
The First National Bank of Chicago, Trustee..........................................    1,225,554(3)     16.78%
  One First National Plaza
  Chicago, Illinois 60670-0287
W. B. & Co., an Illinois partnership.................................................    1,044,054(4)     14.30%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
FMR Corp.............................................................................      603,800         8.27%
  82 Devonshire Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc.......................................................      445,816         6.11%
  1299 Ocean Avenue--11th Floor
  Santa Monica, California 90401
United States Trust Company of New York..............................................      442,494(3)      6.06%
  114 West 47th Street
  New York City, New York 10036-1532

- ---------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in this table, arises from sole voting power and sole investment power unless otherwise indicated by footnote.
(2) Includes 1,044,054 shares indicated below as owned by W. B. & Co. Mr. Herbert has sole voting power with respect to 1,497 shares and shared voting power with respect to 1,508,518 shares; he has sole dispositive power with respect to 721,103 shares and shared dispositive power with respect to 476,274 shares.
(3) Beneficial ownership acquired in behalf of others via either a trust/fiduciary capacity and/or portfolio management/agency relationship.
(4)   See Footnote (2) under "Stock Ownership of Nominees".

MANAGEMENT STOCK OWNERSHIP

                                                              SHARES OF COMMON
                                                                   STOCK
                                                                BENEFICIALLY     PERCENT OF
NAME OF OFFICER                                                    OWNED           CLASS
- ------------------------------------------------------------  ----------------  ------------
Michael Simpson.............................................         359,336          4.92%
Richard G. Mork.............................................          29,409          0.40%
Edward F. Culliton..........................................          16,342          0.22%
Gise Van Baren..............................................           7,812          0.11%
Richard G. Phifer...........................................           1,019          0.01%
All Directors and Officers as a Group.......................       1,553,532         21.27%

SECTION 16(A) EXCHANGE ACT REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and

Exchange Commission, the American Stock Exchange and the Midwest Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were met.

DIRECTORS' COMPENSATION

    Directors who are not Officers of the Company, or of a Subsidiary, received an annual retainer of $12,000 and $500 for each meeting of the Board of Directors and meetings of committees of the Board attended, except Directors who Chair a Board committee receive an additional retainer of $1,000 annually.

    In 1987, the Board of Directors adopted the Director's Deferred Compensation Plan. Under the Plan maintained by the Company, Directors who are not Officers of the Company have the option to defer payments of the retainer and meetings fees in either a stock equivalent unit account or an interest account. Fees held in the interest account are credited with interest at the rate of 6 percent per year compounded annually. Fees deferred in the stock equivalent accounts are divided by the A. M. Castle & Co. common stock price on the 15th day after the meeting for which payment is made. The resultant are called share units. The stock equivalent account will be credited on a dividend payment date with units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the Director's account on the record date of the dividend. The share units are maintained until the account is closed. Disbursement of the interest account and the stock equivalent unit account can be made only upon resignation or retirement from the Board or upon death of a Director.

    If payment from the stock equivalent unit account is requested to be made in shares of A. M. Castle & Co. common stock, it will be made as of the date of the request or termination event, whichever occurs last. The stock distribution will be treasury shares, shares purchased on the open market, or authorized or unissued shares as determined under the Plan. If made in cash, the stock equivalent units are multiplied by the stock price on a date seven days prior to the date the distribution is made.

    Only fees earned as a Director of A. M. Castle & Co. can be deferred under the Plan. In 1993 $96,000 was paid to Directors and $31,500 was deferred under the Plan.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

    The executive compensation program is administered by the Human Resources Committee of the Board of Directors (the "Committee") which is comprised of the individuals listed below who are directors of the corporation with responsibilities for all compensation matters for the corporation's senior management. The Committee has overall responsibility to review and recommend broad based compensation plans to the Board of Directors and annual compensation, including salary, cash bonus programs, long term incentive plans and executive benefits for the officers of the Company.

    The Committee and the management of the Company are committed to the principle that remuneration should be commensurate with performance and the attainment of pre-determined financial and strategic objectives, while at the same time externally competitive in order to keep and attract highly qualified personnel. In carrying out this objective, the compensation for executives is broken down into three basic categories: base salary, short term incentive and long term incentive compensation.

BASE COMPENSATION

    The base salary is set in the middle of the range of base salaries offered by companies of comparable size. In establishing base salaries, the Committee utilizes outside consultants and industrial surveys to assure that such base salaries are proper and externally competitive.

SHORT TERM INCENTIVE COMPENSATION

    Short term incentive compensation opportunities are provided by the Company's Management Incentive Plan. The Management Incentive Plan pays annual cash incentives upon achievement of short term financial objectives which are set by the Board. Each year the Board establishes an objective for the rate of return on net worth, after taxes, for the forthcoming fiscal year for the Company as a whole, and further sets other objectives for each business unit for the Company. The objectives when met will result in the Company reaching the established rate of return. An executive's incentive is based upon performance of the segment for which he is responsible and/or on the Company as a whole. The incentive is earned on a prorata basis as the established goals are exceeded. Under the Plan, if the established goals are not reached, no incentive is paid.

LONG TERM INCENTIVE COMPENSATION

    The long  term  incentive program  for  executives consists  of  two  types:
Incentive Stock Options granted by the Committee under the 1990 Restricted Stock and Stock Option Plan approved by the shareholders in 1990 -- and long term incentive awards under the Company's 1989 Long Term Incentive Plan approved by the shareholders in 1989.

STOCK OPTIONS

    Stock Option Grants provide the right to purchase shares of common stock at an exercise price (the closing price of Castle common stock on the date of the grant). Each stock option becomes exercisable after one year following the grant, and has a five (5) year term. The Committee has typically granted stock options to senior management, officers and other key employees on a bi-annual basis. The option grants cover shares of common stock authorized under stockholder approved plans. No stock options were granted by the Committee in 1993. The last option granted by the Committee was on October 21, 1992. The Committee granted stock options reflected in the tables that follow this report. The number of options when granted reflect competitive industry practice as reported and analyzed by independent industrial surveys, based on position, responsibilities and performance of the recipient.

LONG TERM INCENTIVE AWARDS

    The long term incentive participations are made annually and are awarded at the end of a three (3) year cycle, subject to the achievement of a three (3) year compound total return to shareholders which exceeds the compound return of the S&P 500 by at least 1.5 percentage points. The Committee named and the board ratified the three key members of senior management Mr. Simpson, Mr. Mork and Mr. Culliton as participants. The awards are not made if the performance threshold of compound total rate of return of Castle common stock does not exceed the S&P 500 by 1.5 percentage points. 100% of the award is attained if the three (3) year average compound rate of return of the Company stock exceeds the S&P 500 by 5.5 percentage points. The awards are made in restricted stock which vests fifty percent (50%) after one year and the remaining fifty percent (50%) after the second year. During the two (2) year vesting period after the stock is granted, the participant receives dividends of the shares and also has a right to vote the awarded shares. For the three (3) year cycle ending with 1993, the Committee reviewed the degree of achievement on cumulative shareholder return established in the Long Term Incentive Plan for 1991 - 1993, and determined that the Company's three year compound rate of return exceeded the S&P 500 by 4.71 percentage points. As a result 85.64% of eligible awards were made to Messrs. Simpson, Mork and Culliton.

    Also for 1993, the corporate performance under the Management Incentive Plan exceeded the established threshold return on net worth after taxes for the Company as a whole. Messrs. Simpson, Mork and Culliton received an incentive award. Messrs. Phifer and Van Baren, who had a portion of their objective based on the performance of the Eastern Region & Plate and Carbon Products Group and Hy-Alloy Division & Alloy Products Group, respectively, exceeded their objectives and attained an incentive award.

THE HUMAN RESOURCES COMMITTEE

    Frederick A. Krehbiel, Chairman
    Daniel T. Carroll
    John P. Keller
    Richard A. Virzi

    The tables which follow and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows, for the fiscal years ending December 31, 1991, 1992 and 1993 the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for those years, to each of the five
(5) most highly compensated executive officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                               -------------------------------
                                                                                      AWARDS           PAYOUTS
                            ANNUAL COMPENSATION                                ---------------------   -------
- ----------------------------------------------------------------------------   RESTRICTED   OPTIONS/              ALL OTHER
                                                                OTHER ANNUAL     STOCK        SARS      LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS    COMPENSATION    AWARD(S)      (#)      PAYOUTS       (2)
- ---------------------------------   ----   --------   -------   ------------   ----------   --------   -------   ------------
Michael Simpson                     1993   $237,500   $51,006   $   17,662     $  51,836               $40,741
Chairman of the Board               1992    230,000                 19,292
                                    1991    226,667                 17,497
Richard G. Mork (1)                 1993    225,000    48,322       12,386        47,334               37,193
President & CEO                     1992    210,000                 12,018
                                    1991    206,667                  5,550
Edward F. Culliton                  1993    157,650    29,021        5,382        37,191               17,841
Vice President & CFO                1992    153,000                  6,452
                                    1991    151,000                  4,621
Gise Van Baren                      1993    123,650    52,795        3,630                    5,400
President -- Hy-Alloy Steels Div.   1992    116,917    36,994        4,529
                                    1991    113,333    17,426        2,340
Richard G. Phifer                   1993    123,650    34,807        5,404                    5,400                  10,416
Vice President -- Eastern Region    1992    116,917    28,229        6,080                    5,400                  14,628
                                    1991    113,333                  4,143

- ------------
(1) In 1987, the Company made a secured interest free loan of $101,937.92 to Mr. Mork in connection with the purchase of real estate necessitated by his relocation at the Company's request. Annual payments are required in the amount equal to twenty five percent (25%) of Mr. Mork's net earnings under the Company's Management Incentive Plan. In 1993, no money was paid under the Plan to Mr. Mork. The outstanding balance of the loan is $62,904.97.
(2) Consists primarily of one time cash payments to reimburse expenses related to Company requested relocation.

STOCK OPTIONS

    No grants of stock options or restricted stock grants were made under the Company's 1990 Restricted Stock and Stock Option Plan to the five (5) most highly compensated executive officers of the Company during the last fiscal year.

OPTION EXERCISE AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year, and the unexercised options held as of the end of the fiscal year. The price of A.
M. Castle & Co. common stock as of the close of business at the end of the fiscal year was $17.25 per share.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                           NUMBER OF
                                                                                          SECURITIES      VALUE OF
                                                                                          UNDERLYING     UNEXERCISED
                                                                                          UNEXERCISED   IN-THE-MONEY
                                                                                         OPTIONS/SARS   OPTIONS/SARS
                                                                                         AT FY-END (#)  AT FY-END ($)
                                                                                         -------------  -------------
                                                      SHARES ACQUIRED   VALUE REALIZED   EXERCISABLE/   EXERCISABLE/
NAME (1)                                              ON EXERCISE (#)         ($)        UNEXERCISABLE  UNEXERCISABLE
- ---------------------------------------------------  -----------------  ---------------  -------------  -------------
Gise Van Baren.....................................          0                 0            10,800      $     51,300
Richard G. Phifer..................................          0                 0            10,800      $     51,300

- ---------
(1) Executives not named neither exercised options or held any unexercised as of the end of the fiscal year.

LONG TERM INCENTIVE PLAN

    The following table sets forth information with respect to the named executives concerning awards earned under the Long Term Incentive Plan during the last fiscal year under the Company's 1989 Long Term Incentive Plan.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                       PERFORMANCE
                                                                        OR OTHER    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                          NUMBER OF      PERIOD                 PRICE-BASED PLANS
                                                        SHARES, UNITS     UNTIL     -----------------------------------------
                                                          OR OTHER     MATURATION     THRESHOLD      TARGET        MAXIMUM
                                                           RIGHTS       OR PAYOUT     ($ OR #)      ($ OR #)      ($ OR #)
NAME (A)                                                   (#) (B)         (C)           (D)           (E)           (F)
- ------------------------------------------------------  -------------  -----------  -------------  -----------  -------------
Michael Simpson.......................................        3,005      2 years             --            --            --
Richard G. Mork.......................................        2,744      2 years             --            --            --
Edward F. Culliton....................................        2,156      2 years             --            --            --

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                       ---------------------------------------------------------------------------
REMUNERATION                              10         15         20         25         30         35         40
- -------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$125,000.............................     20,883     31,250     41,667     52,083     62,500     72,917     83,333
 145,000.............................     24,167     36,250     48,333     60,417     72,500     84,583     96,667
 165,000.............................     27,500     41,250     55,000     68,750     82,500     96,250    110,000
 185,000.............................     30,833     46,250     61,667     77,083     92,500    107,917    123,333
 200,000.............................     33,333     50,000     66,667     83,333    100,000    116,667    133,333
 225,000.............................     37,500     56,250     75,000     93,750    112,500    131,750    150,000
 250,000.............................     41,667     62,500     83,333    104,167    125,000    145,833    166,667
 275,000.............................     45,833     68,750     91,667    114,583    137,560    160,417    183,333

    The Pension benefits shown in the Pension table above are determined by the remuneration, which is the average of the highest cash compensation paid (approximately base salary plus bonus as shown in the Summary Compensation
Table), for any five (5) consecutive years of service prior to retirement. Pensions are paid as a straight life annuity and subject to reduction for a joint and survivor benefit, if elected. The amounts shown in the table above are prior to reduction for social security benefits. Benefits are reduced based on one-half (1/2) of the social security benefits for the individual attributable to the working period with the Company.

    The current fully accredited years of services for Messrs. Simpson, Mork, Culliton, Van Baren and Phifer under the Plan are 25, 37, 29, 15 and 3 years, respectively.

ITEM 2.  INCREASE IN AUTHORIZED SHARES AMENDMENT

    The proposed amendment to Article Fourth of the Certificate of Incorporation would increase the number of shares of common stock, no par value, which the Company is authorized to issue to 15 million shares from 10 million shares.

    As of February 28, 1994, under the present Certificate, stockholders have authorized the Company to issue 10 million shares of common stock. At present, there remain unissued 2,366,366 shares of common stock and 331,445 shares of common stock are held in treasury. Under the 1989 Long Term Incentive Plan and the 1990 Restricted Stock and Stock Option Plan, previously approved by the stockholders, 514,498 of those unissued shares are reserved for possible use under the plans.

    The additional shares of common stock which this authorization seeks will be part of the existing class of common stock and if and when issued, will have the same rights and privileges as the shares of common stock presently outstanding. The Board of Directors believes that it is desirable to have authorized shares of common stock available for possible future financing, acquisition transactions, stock dividends, stock splits, and other general corporate purposes. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of common stock to be issued without expense and delay of a special stockholders' meeting. The additional shares of common stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or rules of any stock exchange, if any, on which the Company's securities may be listed in the future.

    Although the Board has no present intention of doing so, authorized but unissued shares of common stock and common stock held in treasury could (within the limits imposed by applicable law or the applicable rules of any stock exchanges) be issued in one or more transactions which would make more difficult, therefore less likely, a change in control or takeover of the Company. Any such issuance of additional stock could have the effect of diluting earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the stock ownership of a person seeking to obtain control of the Company.

    As of the date of this Proxy Statement, the Board of Directors has no agreements, commitments, or plans with respect to the sale or issuance of shares of common stock of the Company except pursuant to the Company's 1989 Long Term Incentive Plan and 1990 Restricted Stock and Stock Option Plan.

                              COMPANY PERFORMANCE

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

    The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder total returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. Since there is no nationally recognized industry standard consisting of metal service centers or specialty metal distributors, and only one competitor of the Company is publicly traded on a national exchange, the Board of Directors has approved a peer group of durable goods manufacturers and distributors which have been used for purposes of this performance comparison. These companies were selected based on comparable market capitalizations (both more and less than the Company's). A list of these companies follows the graph below:

[GRAPHIC SUBMITTED IN PAPER FORMAT UNDER FORM SE]
PEER GROUP COMPANIES:*

Binks Manufacturing                        Steel Technologies, Inc.
Central Steel & Wire Company               Varlen Corporation
Lindberg Corporation                       Weirton Steel Corporation
SPS Technologies Inc.                      Wynn's International, Inc.

*Athlone Industries merged into Allegheny Ludlum Corporation in 1993 and therefore is no longer included in the Peer Group.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of its Audit Committee, the Board of Directors has, subject to ratification by the Stockholders, appointed Arthur Andersen & Co. to examine the consolidated financial statements and other records of the Company for the fiscal year ending December 31, 1994, and the management will present to the Annual Meeting a proposal that such appointment be ratified.

    During 1993, Arthur Andersen & Co. examined the financial statements of the Company and its Subsidiaries, including those included in the Annual Report to Stockholders, and consulted on annual and quarterly reports filed with the Securities and Exchange Commission and others.

    Each year the Audit Committee reviews and approves in advance the scope of the annual audit by the Company's independent accountant. The Audit Committee also approves all non-audit professional services including the examination of the financial statements of the Employee Retirement Plan, Profit Sharing Plan and review of tax returns. The Audit Committee approved the non-audit services and considered the possible effect on the accountant's independence at its October meeting prior to those services being performed.

    As at past years' Stockholders meeting, representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders. The favorable vote of the holders of a majority of the shares of common stock represented in person or by Proxy at the meeting will be required for such ratification. If a negative vote results, the matter will be referred to the Audit Committee for a recommendation to the Board of Directors.

                                 OTHER MATTERS

    The Management does not know of any matters to be presented to the meeting other than the matters set forth in the Notice of the Meeting. However, if any other matters come before the meeting, it is intended that the holders of the Proxies will vote thereon in their discretion.

STOCKHOLDER PROPOSALS

    Proposals by Stockholders to be considered for inclusion in the Company's Proxy Material for the next Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than December 21, 1994.

                                          JERRY M. AUFOX
                                          SECRETARY

March 11, 1994

                                                                       EXHIBIT A

                           INCREASE IN CAPITAL STOCK

    First sentence of Article Fourth shall be amended to read as follows:

    The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock without par value.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    A. M. CASTLE & CO.
                     ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 1994
P
     The  undersigned hereby appoints MICHAEL  SIMPSON and JOHN P. KELLER
R as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the
O shares of common stock of A.M. CASTLE & CO., a Delaware corporation, held of record by the undersigned on February 28, 1994, at the annual meeting
X    of stockholders to be held on April 28, 1994, or any adjournment thereof.

Y
     1.  ELECTION OF DIRECTORS
         For all nominees listed below (except                  WITHHOLD AUTHORITY to
         as marked to the contrary below)      / /              vote for all nominees listed below      / /

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
         Daniel  T. Carroll, Edward F.  Culliton, William K. Hall, Robert
         S. Hamada, John P. Keller, Frederick A. Krehbiel, John W. McCarter, Jr., William J. McDermott, Richard G. Mork, Michael Simpson, and Richard A. Virzi.

     2.  Proposal  to  approve  the  Amendment  to  the  Certificate   of
         Incorporation increasing the authorized number of shares of common stock, no par value, to 15,000,000 shares.

             / / FOR             / / AGAINST             / / ABSTAIN

                                                                SEE REVERSE SIDE

3. Proposal to approve the appointment of Arthur Andersen & Co. as independent public accountants for A. M. Castle & Co. for the year 1994.

             / / FOR             / / AGAINST             / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                  Signature if held jointly

                                             Dated: ______________________, 1994

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.